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EXHIBIT 32.1

CERTIFICATIONS OF
CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

        I, Donald R. Kiepert, Jr., certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of Point Therapeutics, Inc. on Form 10-K, as amended, for the year ended December 31, 2004 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Annual Report of Point Therapeutics, Inc. on Form 10-K, as amended, fairly presents in all material respects the financial condition and results of operations of Point Therapeutics, Inc.

By:	/s/ DONALD R. KIEPERT, JR. Name: Donald R. Kiepert, Jr. Title: President and Chief Executive Officer Date: March 15, 2005

        I, Richard N. Small, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of Point Therapeutics, Inc. on Form 10-K, as amended, for the year ended December 31, 2004 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Annual Report Point Therapeutics, Inc. on Form 10-K, as amended, fairly presents in all material respects the financial condition and results of operations of Point Therapeutics, Inc.

By:	/s/ RICHARD N. SMALL Name: Richard N. Small Title: Senior Vice President and Chief Financial Officer Date: March 15, 2005

A signed original of this written statement required by Section 906 has been provided to Point Therapeutics, Inc. and will be retained by Point Therapeutics, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

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  EXHIBIT 32.1